Exhibit 23.1

Tel: 858-431-3412 Fax: 858-404-9201 www.bdo.com	3570 Carmel Mountain Road Suite 400 San Diego, CA 92130

Consent of Independent Registered Public Accounting Firm

Evoke Pharma, Inc.

Solana Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 2020, relating to the financial statements of Evoke Pharma, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

December 22, 2020

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.